EXHIBIT 4.106

Termination Agreement

This Agreement is executed on July 24, 2006 by and among:

Party A: Beijing Lahiji Technology Development Co., Ltd. (hereinafter referred to as “Party A”)

Registered Address: Room 601, Unit C, No.18 of Xi Huan Road (S), Economic-Technological Development Area, Beijing

Party B: Beijing Bo Xun Rong Tong Information Technology Co., Ltd. (hereinafter referred to as “Party B”)

Address: Room 831, Jinmen Plaza III, No. 9 of Yangfangdian Road, Haidian District, Beijing

Party C: Sun Wei Jing (hereinafter referred to as “Party C”)

PRC Identity Card Number: 650103196511030627

Address: Room 702, Unit 3, Building 3, Dong Guan Nan Xia He Street, Kuiwen District, Weifang, Shandong, PRC

Party D: Wang Yu Tian (hereinafter referred to as “Party C”)

PRC Identity Card Number: 110108195606131211

Address: Room 502, Building 24 (M), Yard 8, Yiguang Temple, Haidian District, Beijing, PRC

Whereas:

1.	Party A, Party B, Party C and Party D jointly executed a Business Operation Agreement (hereinafter referred to as the “Business Operation Agreement”) on June 1, 2006.

2.	Party A, Party B, Party C and Party D wish to terminate the said Business Operation Agreement upon the satisfaction of certain conditions.

Now therefore, the Parties agree as follows:

1.	Party A, Party B, Party C and Party D agree to terminate the Business Operation Agreement, which shall automatically become invalid upon the effective date of this agreement.

2.	On the date when the Business Operation Agreement becomes invalid, the rights and obligations of Parties under the Business Operation Agreement shall be terminated accordingly.

3.	This Agreement shall take effect on the date when Party C and Party D execute Share Transfer Agreement with the person designated by Party A with respect to all their equity interest in Party B and register the change of shareholder with the original administration of industry and commerce.

4.	This Agreement shall be governed by the PRC laws.

5.	This Agreement is made in four copies, each held by either Party.

[Execution Page]

Party A: Beijing Lahiji Technology Development Co., Ltd.

Authorized Representative:

Seal:

Party B: Beijing Bo Xun Rong Tong Information Technology Co., Ltd.

Authorized Representative:

Seal:

Party C: Sun Wei Jing

Signature:

Party D: Wang Yu Tian

Signature:

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